                                                                    Exhibit 23.2

After the two-for-three stock split discussed in Note 9(b) to FirePond, Inc.'s consolidated financial statements is effected, we expect to be in a position to render the following report.

                                        /s/ Arthur Andersen LLP

Boston, Massachusetts
November 12, 1999

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this registration statement.



                                            /s/ Arthur Andersen LLP


Boston, Massachusetts
November 12, 1999